ASSIGNMENT AGREEMENT

                      Dated the 14th day of February, 2005

For good and valuable consideration (receipt and sufficiency is hereby acknowledged), Curvelo Trade & Finance Ltd. (the "Assignor") hereby assigns all rights, title and interest to a portion of the Promissory Note (copy attached hereto), issued by Royce Biomedical Inc. to the Assignor, to GEV 2000 KFT (the "Assignee") in the amount of $4,000.00 of the outstanding principal balance of the Note.

/s/ Garcia Cordoba Guadalupe Xochinua       /s/ Zsuzsa Horvath Gyozone
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Assignor, Curvelo Trade & Finance Ltd.      Assignee, GEV 2000 KFT


This Assignment is hereby acknowledged by Royce Biomedical Inc.

/s/ Donald Gee
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by its authorized signatory
Royce Biomedical Inc.